EXHIBIT 10.1

THE CIT GROUP/BUSINESS CREDIT, INC.
1211 Avenue of the Americas 22nd Floor
New York, New York 10036

May 12, 2005

Rock of Ages Corporation
772 Graniteville Road
Barre, Vermont 05654

Re:     Waiver of Event of Default

Gentlemen:

      We refer to the Financing Agreement, dated as of December 17, 1997 (as amended, the "Financing Agreement"), among Rock of Ages Corporation, Rock of Ages Kentucky Cemeteries, LLC, Carolina Quarries, Inc., Pennsylvania Granite Corp., Keith Monument Company LLC, Rock of Ages Memorials Inc. and Sioux Falls Monument Co. (collectively, the "Companies"), the lenders from time to time parties thereto (the "Lenders"), and The CIT Group/Business Credit, Inc., as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Financing Agreement.

     Based upon the preliminary financial information you have provided us, the Companies maintained an Operating Cash Flow Ratio for the four (4) fiscal quarters ending in March 2005 (the "Designated Period") of .04 to 1.00. The failure of the Companies to maintain an Operating Cash Flow Ratio for the Designated Period of at least .71 to 1.00, in violation of Paragraph 14 of Section 7 of the Financing Agreement, constitutes an Event of Default thereunder (the "Designated Event of Default"). We hereby waive the Designated Event of Default, provided that the actual Operating Cash Flow Ratio maintained by the Companies for the Designated Period is not less than .04 to 1.00.

     Except to the extent expressly set forth herein, no waiver of any of the terms, provisions or conditions of the Financing Agreement is intended or implied and nothing herein shall constitute a waiver of any existing or future Defaults or Events of Default (whether or not the Agent or any Lender has knowledge thereof) other than the Designated Event of Default.

Very truly yours,

THE CIT GROUP/BUSINESS CREDIT, INC.

/s/ Nick Malatestinic
Nick Malatestinic Vice President and Team Leader

Acknowledged and Agreed:

CHITTENDEN TRUST COMPANY

By:/s/ John W. Kingston
Name: John W. Kingston Title: Vice President